EXHIBIT 10.1

Agreement for Purchase of Convertible Debt

This Agreement for Purchase of Convertible Debt (the "Agreement") dated as of December 27, 2000 is made by and between the parties with signatory hereto, and with consent from American Champion Entertainment, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware.

WHEREAS, the following entities, collectively known as the "Sellers" are holders of convertible debt of the Company, in the respective principal amounts.

AMRO International, S.A. The Endeavour Capital Investment Fund Celest Trust Reg. Balmore S.A.	$666,668.00 $666,666.00 $333,334.00 $333,332.00

WHEREAS, Holley Holding (U.S.A.) Ltd., a corporation organized and existing under the laws of the State of California, is hereby known as the "Purchaser".

WHEREAS, for value agreed upon in this Agreement, the Sellers desire to sell and the Purchaser desires to purchase, upon the terms and subject to the conditions contained herein, the above amounts of convertible debt owed by the Company. Such purchase of debt will be made as an investment by Purchaser in the Company in reliance upon the provision of Section 4(2) and/or Section 4(6) of the United States Securities Act and/or Regulation D and the other rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investment in securities to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

  Payment in U.S. funds in the form of cash for ninety-five percent (95%) of the above amounts, are to be deposited with a Trust Account of American Champion Entertainment, Inc., at

  Bank of Canton of California
  555 Montgomery Street
  San Francisco, CA 94111

  Such funds are to be distributed to the Sellers upon the complete satisfaction of the following clauses 2) through 6).

  Sellers, will return all original debenture documents to:

  Anthony K. Chan
  American Champion Entertainment, Inc.
  22320 Foothill Blvd., Suite 260
  Hayward, CA 94541
  Phone: 510-728-0200
  Fax: 510-728-9977

  The original documents include:

      One set of convertible debentures dates April 20, 2000, which is cancelled and replaced by another set dated November 20, 2000. The original set dated April 20, 2000 is already in the Company's possession.
      one set of convertible debentures dated August 31, 2000, and one set of replacement convertible debentures dated November 20, 2000.

  With their respective signatory hereto, Sellers agree to assign all of their rights and covenants to Purchaser pursuant to the original terms of the convertible debt, including but not limited to i) convert the debt into common stock of the Company pursuant to the original terms on conversion, ii) register the underlying common stock of the Company, and iii) assume accruable interest on converted principal amounts starting from the closing of the transaction contemplated within this Agreement.
  With their respective signatory hereto, the parties agree that outstanding warrants held by Sellers shall survive this Agreement and shall remain properties of the Sellers.
  With their respective signatory hereto, the sellers agree to receive the following amounts of accrued interest, calculated up to the day of closing of the transaction contemplated within this Agreement, in the form of the Company's common stock to be calculated by the closing sales price of the Company's stock on Nasdaq on the day of closing. Such amounts of shares will be issued by the Company within five business days from the day of closing and shall bear restrictive legends. Such shares shall have registration rights and the Company will include such shares in its first registration statement following closing.

Assumed closing date:	April 2000	August 2000	Total
12/21/00	Debenture (8%)	Debenture (6%)	Interest
	04/20/00	08/31/00

AMRO International S.A.
Principal	$333,334.00	$333,334.00
Interest	$17,899.58	$6,137.00	$24,036.58

The Endeavour Capital Investment Fund
Principal	$333,333.00	$333,333.00
Interest	$17,899.53	$6,136.98	$24,036.51

Celest Trust Reg.
Principal	$166,667.00	$166,667.00
Interest	$8,949.79	$3,068.50	$12,018.29

Balmore S.A.
Principal	$166,666.00	$166,666.00
Interest	$8,949.74	$3,068.48	$12,018.22

  With signatory hereto, Purchaser agree to convert all of the outstanding principal, in the amount of $2,000,000 into the Company's common stock, by submitting a conversion notice to the Company on the closing day of the transaction contemplated in the Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PURCHASER: SELLERS:

By: /s/ Wang, Licheng By: /s/ AMRO International S.A.

Name: Wang, Licheng AMRO International S.A.

Title: Chairman of the Board

Holley Holding (U.S.A.) Ltd.

CONSENT BY THE COMPANY By: /s/ Endeavour Capital Investment Fund

The Endeavour Capital Investment Fund

By: /s/ Anthony K. Chan

Name: Anthony K. Chan

Title: President & CEO

American Champion Entertainment, Inc.

By: /s/ Celeste Trust Reg.
Celeste Trust Reg.

By: /s/ Balmore S.A.
Balmore S.A.